UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2019

Murphy Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Peach Street P.O. Box 7000 El Dorado, Arkansas		71730-7000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		870-862-6411

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, Murphy Oil Corporation (the “Company”) entered into Severance Protection Agreements (the “Severance Protection Agreements”) with David R. Looney, Executive Vice President and Chief Financial Officer of the Company, Michael K. McFadyen, Executive Vice President of the Company, and Walter K. Compton, Executive Vice President and General Counsel of the Company (each, an “Executive Officer”). The form and terms of the Severance Protection Agreements were previously approved by the Executive Compensation Committee of the Board of Directors of the Company on February 5, 2019.

Each Severance Protection Agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term. The Severance Protection Agreements provide that if, within twenty-four months following a Change in Control of the Company, the Company terminates the Executive Officer’s employment for any reason other than for Cause or Disability, or the Executive Officer resigns for Good Reason (as such terms are defined in the Severance Protection Agreements), the Executive Officer will be entitled to the following severance benefits:

•	a lump sum cash payment equal to two times (or three times for the Company’s Chief Financial Officer) the sum of (i) the Executive Officer’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the Change in Control) and (ii) the average of the Executive Officer’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the Change in Control);

•	full vesting of all outstanding equity awards;

•	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for the Company’s Chief Financial Officer); and

•	certain relocation benefits.

The Executive Officers are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a Change in Control and severance benefits resulting from a subsequent termination of employment.

The Executive Officers will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a Change in Control.

The foregoing description of the Severance Protection Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Severance Protection Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

Date: April 16, 2019	By:	/s/ Christopher D. Hulse
Name: Christopher D. Hulse
Title: Vice President and Controller